EXHIBIT 99.3

UNAUDITED SELECTED FINANCIAL DATA

Reverse Stock Split

On May 15, 2023, at 5:00 p.m., Eastern Time (the “Effective Time”), the Company effected a 1-for-10 reverse stock split (“Reverse Split”) of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and Class V common stock, par value $0.0001 per share (“Class V Common Stock” and, together with the Class A Common Stock, the “Common Stock”). Stronghold’s Class A Common Stock continues to trade on The Nasdaq Global Market (“Nasdaq”) under the symbol “SDIG” and began trading on a split-adjusted basis when the market opened on May 16, 2023. The new CUSIP number for the Class A Common Stock following the Reverse Split is 86337R 202.

On January 9, 2023, the Company’s stockholders took action by written consent to authorize the Company’s board of directors (the “Board”) to effect a reverse stock split with a ratio in a range from and including one-for-two (1:2) up to one-for-ten (1:10). On May 12, 2023, the Board approved a 1-for-10 Reverse Split ratio. The Company has filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect the Reverse Split at the Effective Time.

Following the Reverse Split, the par value of the Common Stock remains unchanged at $0.0001 per share. The Charter Amendment does not change the authorized number of shares of Common Stock or preferred stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive a fractional share of Common Stock will instead receive a whole share of the applicable Common Stock. The Reverse Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding up of fractional shares). Additionally, outstanding equity-based awards and other outstanding securities convertible or exchangeable into Common Stock will be proportionately adjusted in accordance with the terms thereof or as otherwise specified by the Board.

The Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended March 31, 2023, are presented without giving effect to the Reverse Split.

The following selected financial data has been derived from the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023, and the Company’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 12, 2023, and adjusted to reflect the Reverse Split. The Company’s historical results may not be indicative of the results that may be expected in the future.

As Reported (audited):
	Years Ended
	December 31, 2022	December 31, 2021
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(89,261,230)	$(11,213,147)
NET LOSS attributable to Class A common shareholders:
Basic	$(3.45)	$(2.03)
Diluted	$(3.45)	$(2.03)
Weighted average number of Class A common shares outstanding:
Basic	25,849,048	5,518,752
Diluted	25,849,048	5,518,752

As Adjusted for the Reverse Split (unaudited):
	Years Ended
	December 31, 2022	December 31, 2021
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(89,261,230)	$(11,213,147)
NET LOSS attributable to Class A common shareholders:
Basic	$(34.53)	$(20.32)
Diluted	$(34.53)	$(20.32)
Weighted average number of Class A common shares outstanding:
Basic	2,584,907	551,876
Diluted	2,584,907	551,876

As Reported (unaudited):
	Three Months Ended
	March 31, 2023	March 31, 2022
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(28,541,431)	$(13,408,778)
NET LOSS attributable to Class A common shareholders:
Basic	$(0.65)	$(0.66)
Diluted	$(0.65)	$(0.66)
Weighted average number of Class A common shares outstanding:
Basic	43,756,137	20,206,103
Diluted	43,756,137	20,206,103

As Adjusted for the Reverse Split (unaudited):
	Three Months Ended
	March 31, 2023	March 31, 2022
NET LOSS attributable to Stronghold Digital Mining, Inc.	$(28,541,431)	$(13,408,778)
NET LOSS attributable to Class A common shareholders:
Basic	$(6.52)	$(6.64)
Diluted	$(6.52)	$(6.64)
Weighted average number of Class A common shares outstanding:
Basic	4,375,614	2,020,611
Diluted	4,375,614	2,020,611